EXHIBIT 10.46


                                   LEASE

                              by and between

                              BAM CORPORATION

                                    and

                            KPR HOLDINGS, L.P.






                             TABLE OF CONTENTS


1.   DEMISE AND DESCRIPTION. . . . . . . . . . . . . . . . . .  1

2.   CONDITION OF PREMISES . . . . . . . . . . . . . . . . . .  1

3.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . .  2

4.   RENTAL. . . . . . . . . . . . . . . . . . . . . . . . . .  2

5.   IMPOSITIONS . . . . . . . . . . . . . . . . . . . . . . .  3

6.   SURRENDER OF LEASED PREMISES. . . . . . . . . . . . . . .  5

7.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  6

8.   LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. . . . . .  9

9.   USE OF LEASED PREMISES. . . . . . . . . . . . . . . . . . 10

10.  MECHANICS' LIENS. . . . . . . . . . . . . . . . . . . . . 11

11.  REPAIRS, MAINTENANCE. . . . . . . . . . . . . . . . . . . 11

12.  RIGHT OF LANDLORD TO INSPECT AND REPAIR . . . . . . . . . 12

13.  INDEMNIFICATION BY TENANT . . . . . . . . . . . . . . . . 12

14.  LIGHT, HEAT AND POWER . . . . . . . . . . . . . . . . . . 13

15.  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . 13

16.  DESTRUCTION AND RESTORATION . . . . . . . . . . . . . . . 15

17.  SALE OR ASSIGNMENT OF LANDLORD'S INTEREST . . . . . . . . 17

18.  CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . 17

19.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 18

20.  ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . 21

21.  RIGHTS OF MORTGAGEE . . . . . . . . . . . . . . . . . . . 26

22.  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . 26

23.  INVALIDITY OF PARTICULAR PROVISIONS . . . . . . . . . . . 26

24.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . 26

25.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . 27

26.  HAZARDOUS MATERIAL. . . . . . . . . . . . . . . . . . . . 27

27.  OPTION TO PURCHASE. . . . . . . . . . . . . . . . . . . . 29

28.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 29

                                   LEASE

     THIS LEASE ("Lease") is made by and between BAM CORPORATION
("Landlord") and KPR HOLDINGS, L.P., a Delaware limited partnership ("Tenant"), as of December 11, 1995, with reference to the following circumstances:

                                 RECITALS

     A. Landlord is the owner of that certain real property located in the City of Fort Worth, County of Tarrant, State of Texas, commonly known as 7401 Will Rogers Boulevard, Fort Worth, Texas and described on Exhibit "A" attached hereto and incorporated herein by reference ("Land").

     B. The Land is improved with a certain building and related improvements (collectively the "Building").

     C. Landlord is willing to lease the Land and the Building to Tenant and Tenant is willing to lease the Land and Building from Landlord on the terms and conditions contained herein. Concurrently herewith, FOODBRANDS AMERICA, INC. has delivered to Landlord a Continuing Guaranty, identical to Exhibit "B" attached hereto and incorporated herein by reference, guaranteeing all of Tenant's obligations hereunder.

                           OPERATIVE PROVISIONS

     NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are incorporated herein by reference, and of the covenants herein contained, Landlord and Tenant hereby agree as follows:

     1.   DEMISE AND DESCRIPTION.

          1.01 Landlord, for and in consideration of the rents and covenants herein specified to be paid and performed by Tenant, hereby leases to Tenant, and Tenant hereby hires from Landlord, on the terms and conditions and for the purposes herein set forth the Land and the Building, together with all easements, rights and appurtenances in connection therewith or thereunto belonging, but subject to all easements, licenses, rights-of-way, encumbrances and all other matters of record in Tarrant County, Texas.

          1.02 The above-described Land, the Building and appurtenances will be hereinafter referred to as the "Leased
Premises" or the "Premises".

     2. CONDITION OF PREMISES. By entry hereunder, Tenant accepts the Premises in its present condition and without any representation or warranty by Landlord as to the condition of the Premises or as to the use or occupancy which may be made thereof, and, further, Landlord shall not be responsible for any latent or other defect or change of condition in the Premises caused by Tenant, and the rent hereunder shall in no event be withheld or diminished on account of any such defect in the Premises nor any such change in its condition, nor, except as provided herein, for any damage occurring thereto. Landlord hereby represents and warrants that Landlord is the owner of the Premises, and has full authority to enter into this Lease, but makes no other representation or warranty, express or implied, as to any matter whatsoever.

     3.   TERM.

          3.01 This Lease shall be for a basic term of ten (10) years, which shall be deemed to have commenced as of the date of mutual execution and delivery hereof ("Commencement Date"), and shall terminate on the tenth (10th) anniversary of the Commencement Date, unless terminated earlier or extended in accordance with the provisions hereinafter set forth.

          3.02 Tenant is given the option to extend the term of this Lease on all the provisions contained in this Lease, except for the rental, for two (2) additional five year terms (individually a "renewal term" and collectively the "renewal terms") following expiration of the basic term or prior renewal term, as the case may be, by giving notice of exercise of the option ("option notice") to Landlord at least six (6) months but not more than one (l) year before the expiration of the basic term or first renewal term, respectively. Provided that, if Tenant is in default, and the applicable cure period for such default has expired, on the date of giving any option notice, such option notice shall be totally ineffective, or if Tenant is in default, and the applicable cure period for such default has expired, on the date a renewal term is to commence, such renewal term shall not commence and this Lease shall expire at the end of the basic term or prior renewal term. Unless the context clearly indicates otherwise when used herein, the phrase "term of this Lease" shall mean the basic ten (10) year term and each renewal term.

     4.   RENTAL.

          4.01 Subject to the adjustments hereinafter provided, Tenant agrees to pay base rent of Seventy Thousand Five Hundred Ninety-one Dollars ($70,591) per month lawful money of the United States of America, for the Leased Premises, which base rent shall be payable in advance on the first day of each calendar month for the basic term of this Lease, to Landlord at 4420 Overton Crest, Fort Worth, Texas 76109, or at such other address as Landlord may hereafter designate. Tenant further agrees that it will deposit with Landlord upon execution hereof an initial rent payment equal to the sum of one (1) month's base rent. Such initial rent payment shall be applied by Landlord toward the initial base rent due under this Lease. In addition, Tenant agrees to pay, as additional rent, such other amounts as required by the terms and conditions specified in this Lease. Tenant's rent obligation for any fractional portion of a calendar month at the beginning or end of the term of this Lease shall be a similar fraction of the rental due for an entire month.

          4.02 As of each Adjustment Date (as hereinafter defined), base rent hereunder shall be adjusted as hereafter provided.

          4.03 The base rent shall be subject to adjustment as of third (3rd) anniversary of the Commencement Date, and, provided that Tenant exercises its option to renew the term of this Lease as set forth in Section 3.02 above, as of the commencement date of each renewal term (individually an "Adjustment Date" and collectively the "Adjustment Dates") as follows:

               (a) On the first Adjustment Date, the base rent shall be adjusted as follows: the base rent shall be adjusted to reflect the increase, if any, in Landlord's cost of funds as of May, 1993 [which was six and 7/10 percent (6.7%)] and Landlord's cost of funds as of the first Adjustment Date. The base rent shall be adjusted upward to reflect the cost of servicing a debt of $7,500,000 given the cost of funds on and as of the dates set forth above. As used in this Section, "Landlord's cost of funds" as of the first Adjustment Date shall mean Landlord's actual cost of funds as of the first Adjustment Date, provided that Landlord shall use best efforts to obtain a favorable interest rate for a loan secured by, or otherwise acquired to service the debt arising from the acquisition by Landlord of, the Building.

               (b)  Base rent shall be adjusted as of each
subsequent Adjustment Date by multiplying the base rent as adjusted on the last previous Adjustment Date by 1.1, such that the adjusted base rent shall be 110% of the base rent as adjusted on the last previous Adjustment Date. On or prior to each Adjustment Date, Landlord shall give Tenant written notice indicating the amount of the adjusted base rent and the method of computation thereof.

          4.04 This Lease is what is commonly called a "triple net lease", it being the purpose and intent of Landlord and Tenant that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield net to Landlord the base rent specified in this Section 4 in each month during the term of this Lease free and clear of any and all other Impositions (as hereinafter defined), taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. The parties hereto agree that all costs, expenses and charges of every kind and nature relating to the Leased Premises which may be attributed to, or become due during the initial or any renewal term of this Lease, shall constitute additional rent to be paid by Tenant and, upon failure of Tenant to pay any such costs, expenses or charges, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. It is the intention of the parties hereto that the Lease shall not be terminable for any reason by Tenant and that Tenant shall in no event be entitled to any abatement or reduction in rent payable hereunder, except as expressly provided herein. Any present or future law to the contrary shall not alter the agreement of the parties.

     5.   IMPOSITIONS.

          5.01 During the term of this Lease, Tenant covenants and agrees to pay, as rent in addition to all other rent payable hereunder, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof and ten (10) days prior to delinquency, all taxes, sewer taxes, excises, license and permit fees, assessments, water rates and charges and other governmental charges, general and special, ordinary and extraordinary, unforeseen, as well as foreseen, of any kind and nature whatsoever, including but not limited to any tax based upon a reassessment of the Premises and assessments for public improvements or benefits, which prior to or during the term of this Lease are assessed or imposed upon or become due and payable and a lien upon: (i) the Leased Premises or any part thereof or any personal property, equipment or other facility used in the operation thereof; or (ii) the rent or income received from subtenants or licensees; or (iii) any use or occupancy of the Leased Premises; or (iv) this transaction or any document to which Tenant is a party creating or transferring an estate or interest in the Leased Premises (all of which taxes, assessments and other governmental charges are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Tenant may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest; and provided, further, that any Imposition relating to a fiscal period of the taxing authority a part of which period is included within the term of this Lease, shall be prorated as between Landlord and Tenant so that Landlord shall pay the portion of Impositions attributable to any period subsequent to the termination of the term of this Lease, and Tenant shall pay the portion thereof attributable to any period during the term of this Lease.

          5.02 If at any time during the term of this Lease there shall be assessed or imposed (i) a tax or assessment on the rents received by Landlord or by Tenant in connection with the Leased Premises, or (ii) a tax or assessment (including but not limited to any municipal, state or federal levy) measured by or based in whole or in part upon the value of the Leased Premises and imposed upon Landlord, or (iii) a license fee, tax or assessment measured by the rent payable under this Lease, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in Section 5.01 hereof, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction of any nature whatsoever, foreseeable or unforeseeable. The payment to be made by Tenant pursuant to this Section shall be made before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, and ten days prior to delinquency. Each such tax, assessment, levy, imposition or charge shall be deemed to be an item of additional rent hereunder. Federal or state income tax payable by Landlord by reason of the receipt of rents as in this Lease provided shall not be deemed to be included within the term "Impositions" as defined in Section 5.01 hereof.

          5.03 Subject to the provisions of Section 5.04 hereof, Tenant covenants to furnish to Landlord within thirty (30) days after the date upon which any such Imposition is payable by Tenant as in this Section provided, all official receipts of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment thereof.

          5.04 Tenant shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings but this shall not be deemed or construed in any way as relieving, modifying or extending Tenant's covenant to pay any such Imposition at the time and in the manner in this Section provided, unless
(a)(i) the legal proceedings shall operate to prevent the sale of the Leased Premises or any part thereof to satisfy such Imposition prior to final determination of such proceedings; or
(ii) Tenant shall have provided a good and sufficient bond or undertaking as may be required or permitted by law to accomplish a stay of such proceedings; and (b) no penalty or interest shall be charged to Landlord as a result of Tenant's failure to timely pay such Imposition. Landlord shall not be required to join in any such proceedings unless it shall be necessary for it to do so in order to properly prosecute such proceedings and Landlord shall have been fully indemnified to its satisfaction against all costs and expenses in connection therewith; provided, however that Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings brought by Tenant, and Tenant covenants to indemnify and save Landlord harmless from any such costs or expenses.

          5.05 Landlord shall forward to Tenant any notice of increase in the amount of any Imposition. As between the parties hereto, Tenant alone shall have the duty of attending to, making or filing any declaration, statement or report which may be provided or required by law as the basis of or in connection with the determination, equalization, reduction or payment of any and every Imposition which is to be borne or paid or which may become payable by Tenant under the provisions of this Section, and Landlord shall not be or become responsible to Tenant therefor, nor for the contents of any such declaration, statement or report.

          5.06 If any Mortgagee of the Leased Premises requires Landlord to impound Impositions on a periodic basis during the term of this Lease, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money towards its liability under this Section 5 to Landlord on a periodic basis in accordance with such Mortgagee's requirements, provided that such Mortgagee's requirements shall be commercially reasonable and provided that such Mortgagee shall agree that all such sums impounded shall be used only for the purpose of paying such Impositions. Landlord shall impound the Impositions received from Tenant in accordance with the requirements of the Mortgagee. To the extent that tenant pays any money toward its liability under this Section 5, Tenant shall be relieved of its obligation to pay any Imposition directly to the taxing agency or other party to whom such Imposition is owed.

     6.   SURRENDER OF LEASED PREMISES.

          6.01 On the last day of the term hereof, or upon any earlier termination of this Lease pursuant to the terms hereof, or upon any reentry by Landlord upon the Leased Premises pursuant to the provisions hereof, Tenant shall surrender to Landlord the Leased Premises in good order, condition and repair, reasonable wear and tear excepted, free and clear of all liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Landlord or arising solely out of any action of Landlord, and, if requested to do so, shall execute, acknowledge and deliver to Landlord such instruments of further assurance as in the opinion of Landlord are necessary or desirable to confirm or perfect Landlord's right, title and interest in and to the Leased Premises. All fixtures, alterations or other improvements constructed or installed on the Premises by Tenant, including, without limitation, additions to the Building, shall, at no cost and expense to Landlord, be deemed to be affixed to the Land and shall be the property of Landlord. Tenant shall not, at the expiration or sooner termination of the Lease, remove from the Premises any fixtures, alterations or other improvements except with the express written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Notwithstanding the forgoing, Tenant shall have the right, at the expiration or sooner termination of the Lease, to remove from the Premises Tenant's trade fixtures, provided, however, that Landlord and Tenant agree that the central refrigeration system for building refrigeration, including any and all associated components, shall be deemed to be affixed to the Land and shall not be deemed to be trade fixtures.

          6.02 If Tenant fails to surrender the Leased Premises at the expiration or earlier termination of this Lease, Tenant shall defend and indemnify Landlord from all liability and expense resulting from the delay or failure to surrender, including, without limitation, claims made by any succeeding lessee founded on or resulting from Tenant's failure to surrender the Leased Premises.

     7.   INSURANCE.

          7.01 Tenant, at Tenant's sole cost and expense, shall keep the Building, Tenant's leasehold improvements, alterations additions or improvements permitted under Section 15, trade fixtures, and personal property insured during the term of this Lease for the mutual benefit of Landlord and Tenant as named insureds as their interest appears, against all perils included within the classifications of "all risk" or "special form and flood (if required by any lender(s) having lien(s) on the Premises), and against such other risks or hazards as Landlord from time to time reasonably may designate, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than one hundred percent (100%) of the then full replacement costs of the Building (exclusive of the cost of excavations, foundations, and footing below the lowest basement floor), such leasehold improvements, alterations, additions or improvements, trade fixtures, and personal property without deduction for physical depreciation; and with not more than Fifty Thousand Dollars ($50,000) deductible, or such other amount as Landlord, in its sole discretion, consents to in writing, from the loss payable for any casualty. The policies of insurance carried in accordance with this Section shall contain a "Replacement Cost Endorsement". Such full replacement cost shall be determined from time to time, but not more frequently than once in any twelve (12) consecutive calendar months (except in the event of substantial changes or alterations to the Building undertaken by Tenant as permitted under the provisions hereof) upon the written request of Landlord, by written agreement of Landlord and Tenant, or if they cannot agree within thirty (30) days of such request, by one of the insurers, or at the option of Landlord, by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant. A copy of any such determination shall promptly be sent to Tenant upon receipt thereof by Landlord and subject to approval by Landlord, which approval shall not be unreasonably withheld, and the insurance maintained in this Section shall be adjusted to one hundred percent (100%) of the new full replacement cost. Tenant shall provide to Landlord written evidence, satisfactory to Landlord, of the insurance required under this Section.

          7.02 In addition to the insurance specified in Section
7.01 hereof, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant as named insureds as their interest appears, shall maintain:

               (a) Comprehensive general liability insurance and products liability insurance on an occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damage, occurring upon, in or about the Leased Premises and on, in or about the adjoining sidewalks, streets, and passageways, such insurance to afford immediate minimum protection, at the time of the inception of this Lease, and at all times during the term hereof, to a limit of not less than Two Million Dollars ($2,000,000) with respect to damage to property and Five Million Dollars ($5,000,000) with respect to personal injury or death to any one or more persons. Such insurance shall also include coverage against liability for bodily injury or property damage arising out of the use, by or on behalf of Tenant, or any other person or organization, or any owned, non-owned, leased or hired automotive equipment in the conduct of any and all operations called for under this Lease.

               (b) Such insurance as shall be required pursuant to the terms hereof in the event of changes to, or alteration of, the Building.

               (c) Such other insurance (such as earthquake insurance) and in such amounts, as may from time to time be reasonably required by Landlord against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of improvements thereon and their construction, use and occupancy, including without limitation any insurance which may be required by law.

               (d) All policies of insurance provided for in this Section shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be as hereinbefore specified, issued by insurers of recognized responsibility, with a financial rating of at least an A-V status as rated in the most recent edition of Best's Insurance Reports, which are authorized to transact fire and casualty insurance and liability insurance in the State of Texas, and which have been approved in writing by Landlord. All such policies shall be primary over any coverage carried by Landlord. Upon the execution of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Section the original of each policy required to be furnished pursuant to this Section (or, with the consent of Landlord, which consent shall not be unreasonably withheld, in the case of comprehensive general liability insurance and products liability insurance, a certificate of the insurer reasonably satisfactory to Landlord) accompanied by evidence reasonably satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord, except that upon demand of any Mortgagee of the Leased Premises, such policies of insurance shall be delivered to the Mortgagee and certified copies of such policies shall be delivered to Landlord.

          7.03 Each policy of insurance procured pursuant to
Section 7.01 and paragraphs b and c of Section 7.02 shall contain, if obtainable, either (i) a waiver by the insurer of the right of subrogation against any subtenant for negligence of such subtenant, or (ii) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss accruing to the property described in the insurance policy.

          7.04 All policies of insurance provided for in Section
7.01 and paragraphs b. and c. of Section 7.02 shall provide for loss thereunder (i) to be adjusted by and payable to Tenant with respect to any particular casualty resulting in damage or destruction not exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate, or (ii) with respect to any particular casualty resulting in damage or destruction exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate, to be adjusted by Landlord, Tenant and any Mortgagee and payable to Landlord or, upon demand of any Mortgagee to said Mortgagee, to be disbursed by any such payee as provided in Section 16.02 hereof. Each such policy of insurance shall include the interest of the Mortgagee, if any, as provided in Section 7.06.

          7.05 Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company so to pay, in accordance with Section 7.04 of this Lease, the amount of any loss sustained and (ii) an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days prior written notice by registered mail to Landlord and to any Mortgagee.

          7.06 All policies of insurance required to be furnished by Tenant pursuant to Section 7.01 and paragraphs b and c of
Section 7.02 shall have attached thereto the Lender's Loss Payable Endorsement, or its equivalent, or a loss payable clause acceptable to Landlord, for the benefit of any Mortgagee, but the right of any Mortgagee to the payment of insurance proceeds shall at all times be subject to the provisions of this Lease with respect to the application of the proceeds of such insurance.

          7.07 Tenant shall observe and comply with the requirements of all policies of public liability, products liability, fire and other policies of insurance at any time in force with respect to the Building and the Leased Premises and Tenant shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing satisfactory to Landlord shall be willing to write or to continue such insurance. Tenant shall, in the event of any violations or attempted violations of the provisions of this
Section 7.07 by a subtenant (provided that such subtenant has been approved pursuant to Section 20 hereof), take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

          7.08 Any insurance provided for in this Lease may be effected by a policy or policies of blanket insurance or may be continued in such form until otherwise required by Landlord, provided, however, that the amount of the total insurance allocated to the Leased Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Landlord, but Tenant shall deliver to Landlord and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Landlord.

          7.09 Tenant shall furnish Landlord annually, or more often if Landlord shall so request, a certificate signed by an authorized officer of Tenant containing a detailed list of the insurance policies then outstanding and in force on the Leased Premises and stating that such insurance complies with the requirements of this Lease.

          7.10 If any Mortgagee of the Leased Premises requires Landlord to impound insurance premiums on policies of insurance provided for in this Section on a periodic basis during the term of this Lease, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this Section to Landlord on a periodic basis in accordance with such Mortgagee's requirements. Landlord shall impound the insurance premiums received from Tenant in accordance with the requirements of the Mortgagee.

          7.11 The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it as provided for in this Section to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of 10 days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

     8.   LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

          8.01 If Tenant shall at any time fail to pay any Imposition or other charge in accordance with Section 5 hereof, within the time therein permitted or to pay for or maintain any of the insurance policies provided for in Section 7 hereof, within the time therein permitted, or to make any other payment or perform any other act on Tenant's part by this Lease, then Landlord, after ten (10) days' written notice to Tenant (or, in case of any emergency, such notice, or without notice, as may be reasonable under the circumstances) and without waiving or releasing Tenant from any obligation of Tenant hereunder, may (but shall not be required to):

               (a) pay such Imposition or other charge payable by Tenant pursuant to the provisions of Section 5 hereof, or

               (b) pay for and maintain such insurance policies provided for in Section 7 hereof, or

               (c) make such other payment or perform such other act on Tenant's part to be made or performed as provided in this Lease, and may enter upon the Leased Premises for such purpose and take all such action thereon as may be necessary therefor.

          8.02 All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act (together with interest thereon at the rate of 10% per annum from the respective dates of Landlord's making of each such payment or incurring of each cost or expenses) shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including attorneys' fees, suffered or incurred by reason of damage to, or destruction of, the Leased Premises, occurring during any period which Tenant shall have failed or neglected to provide insurance as aforesaid.

     9.   USE OF LEASED PREMISES.

          9.01 Tenant may use the Leased Premises for the operation of a food processing facility and/or warehouse and those activities reasonably related thereto and for no other uses without Landlord's consent. Notwithstanding the foregoing, Landlord agrees that Tenant may, with Landlord's written consent, which shall not be unreasonably withheld, cause the Leased Premises to be used for any lawful purpose ("Alternative Permitted Use"), provided that as a condition precedent to permitting such change in use, Landlord may require the execution by Tenant of any reasonable amendments to this Lease which amendments relate to the use of the Leased Premises for the Alternative Permitted Use.

          9.02 Tenant covenants and agrees that it will keep the Premises in a neat, clean and orderly condition. Tenant agrees that all trash and rubbish of Tenant shall only be deposited within city-approved receptacles and that there shall be no other trash receptacles permitted to remain outside of the Building. Tenant shall cause such receptacles to be emptied and trash removed at Tenant's sole cost and expense.

          9.03 In the use and occupation of the Leased Premises and the conduct of such business thereon, Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Leased Premises and the sidewalks and curbs and vaults adjoining the Leased Premises as a direct result of the use or manner of use to which the same is put by Tenant or other occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets adjacent to the Leased Premises, or onto or over other property contiguous or adjacent thereto. Tenant shall not cause or maintain any nuisance on the Leased Premises.

          9.04 Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Section. If compliance with any such law, ordinance, order, rule, regulation or requirement may legally be delayed pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Leased Premises or Tenant's interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Tenant may, with the prior written consent of Landlord, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Landlord to criminal liability, damages or expense and provided that Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

     Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable law, rule or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event Landlord shall join in the proceedings or permit the same to be brought in its name if Tenant shall pay all expenses in connection therewith.

     10.  MECHANICS' LIENS.

          10.01 During the term of this Lease, Tenant shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges (other than liens, encumbrances and charges created by Landlord, or arising solely out of any action of Landlord) upon the Building or the Leased Premises or any part thereof; provided, that the existence of any mechanics', laborers', materialmens', suppliers' or vendors' liens or rights thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof and if such contract does not postpone payment for more than ninety (90) days after the performance thereof. Tenant shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Tenant shall give to Landlord such security as Landlord may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of the Leased Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Tenant's own expense, and if Tenant shall fail to do so, Landlord may at its option pay any such final judgment and clear the Leased Premises therefrom. If Tenant shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Landlord security as hereinabove provided, Landlord may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.

          10.02 Should any lien be filed against the Leased Premises or should any action of any character affecting the title hereto be commenced, Tenant shall give to Landlord written notice thereof as soon as notice of such lien or action comes to the knowledge of Tenant.

     11. REPAIRS, MAINTENANCE. Tenant covenants and agrees, throughout the term of this Lease, without cost to Landlord, to take good care of the Building and the Leased Premises and the adjacent sidewalks, curbs, roadways, parking areas and fences, and to keep the same in good order and condition, and shall promptly at Tenant's own costs and expense, make all necessary repairs, interior and exterior, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, to keep the Building and the Leased Premises in first-class, safe, clean and sanitary condition. When used in this Section, the terms "repairs" shall include replacements or renewals when necessary, and all such repairs made by Tenant shall be at least equal in quality and class to the original work. Notwithstanding the forgoing, in the event that Tenant makes any structural repairs or replacements (but not any other repairs or replacements or the construction of new improvements) which will have a useful life extending past the termination date of this Lease (including any renewal term, without regard to whether the option to renew the Lease has been or is exercised), the cost and expense of such structural repairs shall be prorated between Landlord and Tenant based upon the useful life of such repair and the period remaining on the term of this Lease (including any renewal term); provided, however, that Landlord shall approve the cost and expense of any such structural repair prior to the performance thereof, and provided further that Landlord shall determine, in its reasonable discretion, the proration of such cost and expense between Landlord and Tenant. Tenant shall keep and maintain all portions of the Building and the Leased Premises and the sidewalks adjoining same in a clean and orderly condition, free of accumulation of dirt and rubbish. Landlord shall have no obligation or responsibility whatsoever to make any repairs or replacements to the Leased Premises.

     12. RIGHT OF LANDLORD TO INSPECT AND REPAIR. Tenant will permit Landlord and its authorized agents and representatives to enter the Leased Premises at all reasonable times for the purpose of (i) inspecting the same and (ii) making any necessary repairs thereto and performing any other work therein or thereon that may be necessary by reason of Tenant's failure to make any such repairs or perform any such other work therein or thereon or to commence the same within ten (10) days after written notice from Landlord. Nothing herein shall imply any duty upon the part of Landlord to perform any such inspections or to do any such work, and performance of any such work by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of such work in or on the Leased Premises, keep and store therein all necessary materials, tools, supplies and equipment. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Leased Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby; provided, however, that Landlord shall make reasonable efforts not to interfere with the operations of Tenant's business in the making of such repairs or the performance of any such work. Nothing herein shall limit the provisions of Section 8 hereof.

     13.  INDEMNIFICATION BY TENANT.

     13.01 Tenant agrees to indemnify and save harmless Landlord and its affiliated companies and their agents, servants, directors, officers, and employees (collectively "Indemnitees") from and against any and all liabilities, damages, claims, suits, costs (including court costs, attorneys' fees, and costs of investigation), and actions of any kind arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property occurring on, in, or about the Leased Premises or by reason of any other claim whatsoever of any person or party occasioned or alleged to be occasioned in whole or in part by any act or omission on the part of Tenant or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor or tenant of Tenant, or by any breach, violation, or nonperformance of any covenant of Tenant under this Lease, even if such liability, claims, suits, costs, injuries, deaths or damages arise from or are attributed to the concurrent negligence of any Indemnitee. Tenant further agrees to indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising during the term of this Lease from any condition of the Building, or any other structure or improvement on the Leased Premises or any street, curb or sidewalk adjoining the Leased Premises, or of any passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease. If any action or proceeding shall be brought by or against any Indemnitee in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to Landlord. The provisions of this Section shall apply to all activities of Tenant with respect to the Leased Premises or Building, whether occurring before or after the termination of this Lease (but not occurring prior to the Commencement Date). Tenant's obligations under this Paragraph shall not be limited to the limits or coverage of insurance maintained or required to be maintained by Tenant under this Lease.

     13.02 No Indemnitee shall be liable in any manner to Tenant or any other party for any injury to or death of persons unless caused solely by the willful misconduct or gross negligence of an Indemnitee. In no event shall any indemnitee be liable in any manner to Tenant or any other party as the result of the acts or omissions of Tenant, its agents, employees, contractors or any other tenant of the Building. All personal property upon the Leased Premises shall be at the risk of the Tenant only and no Indemnitees shall be liable for any loss of or damage to property of Tenant, its employees, agents, customers, invitees, or to others, regardless of whether such property is entrusted to employees of the Building, or such loss or damage is occasioned by casualty, theft, or any other cause of whatsoever nature, whether or not due in whole or in part to the negligence of any Indemnitee.

     14. LIGHT, HEAT AND POWER. Tenant agrees to pay, or cause to be paid, all charges which are incurred by Tenant or which might be a charge or lien against the Leased Premises, for gas, water, electricity, light, heat or power, telephone or other communication service used, rendered or supplied upon or in connection with the Leased Premises, throughout the term of this Lease, and to indemnify and save Landlord harmless from and against any liability or damages on such account. Tenant shall also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Leased Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Leased Premises.

     15. ALTERATIONS. Tenant shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, changes and alterations in, to or of the Building, subject, however, in all cases to the following which Tenant covenants to observe and perform:

          (a) No change or alteration involving in the aggregate a cost of more than Twenty-Five Thousand Dollars ($25,000) shall be undertaken without the prior written consent of Landlord, and until plans and specifications have first been submitted to and approved in writing by Landlord and Landlord shall have been given the opportunity to go into the Leased Premises to post notice of non-responsibility and record verified copies thereof in connection with such changes and alterations.

          (b) No change or alteration involving removal of any part of any load-bearing wall, column, girder or other support of the Building (herein referred to as a "structural change or alteration") or any change or alteration in connection with any restoration required by Section 16 hereof shall be made without the prior written consent of Landlord. Every structural change or alteration shall be constructed under the supervision of a licensed architect or a trained professional engineer selected by Tenant and approved in writing by Landlord, and no such structural change or alteration shall be made except in accordance with plans and specifications and cost estimates prepared and approved in writing by such architect or engineer and approved in writing by Landlord.

          (c) No change or alteration of any type shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or departments or subdivisions of any of them, having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary, provided, however, that Landlord shall incur no liability or expense in connection therewith. Any change or alteration shall be made promptly and in a good and workmanlike manner and in accordance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

          (d) Any change or alteration shall, when completed, be of such a character as not to materially reduce the value and usefulness of the Building below its value and usefulness immediately before such change or alteration.

          (e) During the period of construction of any change or alteration to or of the Building, Tenant shall maintain or cause to be maintained the following insurance:

               (i)  The comprehensive general liability and
property damage insurance provided for in subparagraph a of
Section 7.02 shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of Landlord and Tenant as named insureds in connection with any change or alteration permitted pursuant to this Section 15.

               (ii) Fire and any other applicable insurance provided for in Section 7 which policy or policies by endorsement thereto, if not then covered under the provisions thereof, shall also insure any change or alteration, including all materials and equipment therefor incorporated in, on or about the Leased Premises (including excavations, foundations, and footings) under a broad form all risks builder's risk completed value form or equivalent thereof; and

               (iii) Worker's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Leased Premises, with statutory limits as then required under the laws of the State of Texas.

     The provisions of all applicable sections of Section 7 of this Lease shall apply to all insurance provided for in this section.

          (f) Landlord hereby approves, subject to the approval of the Agent (as defined in that certain Purchase Agreement by and among KPR Holdings, Inc., and the Shareholders of RKR-GP, Inc., and Foodbrands America, Inc., dated as of November 14, 1995 ["Purchase Agreement"]) the performance of the work required to be performed to make the capital improvements required to be made by Section 2.07(d) of the Purchase Agreement.

     16.  DESTRUCTION AND RESTORATION.

          16.01 Subject to the provisions of Section 16.04 hereof, in case of damage to or destruction of the Building or any part thereof by fire or other cause, Tenant, at Tenant's sole cost and expense, whether or not the insurance proceeds, if any, shall be sufficient for the purpose, and irrespective of the amount of any loss, shall restore the same as nearly as possible to their value, condition and character immediately prior to such damage or destruction, if the restoration can be made under existing laws and can be completed within two (2) years after the date of destruction. Such restoration shall be commenced with due diligence and in good faith, and prosecuted with due diligence and in good faith, unavoidable delays excepted.

     In case of damage to or destruction of the Building by fire or other cause resulting in a loss exceeding in the aggregate of Ten Thousand Dollars ($10,000), Tenant shall promptly give written notice thereof to Landlord.

          16.02     All insurance money paid as provided in
Section 7.04 hereof, on account of any damage or destruction, less the actual cost, fees and expenses, if any, incurred by Landlord or any Mortgagee in connection with the adjustment of the loss, which costs, fees and expenses shall be paid to Landlord or any Mortgagee shall be applied, subject to the terms of any mortgage, to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost or demolition and temporary repairs and for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "restoration"); and shall be paid out from time to time to Tenant or in accordance with its directions, as such restoration progresses upon the written approval of Landlord and the written request of Tenant which shall be accompanied by the following:

          (a) A certificate signed by Tenant, dated no more than thirty days prior to such request, setting forth the following:

               (i) That the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made the basis in any previous or then pending request for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

               (ii) That, except for the amount, if any, stated in such certificate to be due for services or materials and except for any amount to be withheld pursuant to a directly related construction contract, there is no outstanding indebtedness known to Tenant, after due inquiry, which is due and payable for labor, wages, materials, supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or similar lien upon such restoration or upon the Leased Premises or any part thereof.

               (iii) That the cost, as estimated by Tenant, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money, plus any amount deposited by Tenant to defray such cost and remaining in the hands of the recipient designated in Section 7.04 hereof after payment of the sum requested in such certificates.

          (b) Evidence reasonably satisfactory to Landlord, to the effect that there has not been filed with respect to the Leased Premises or any part thereof any vendor's, mechanic's, laborer's, materialman's or other similar lien, which has not been discharged of record, except such as will be discharged by payment of the amount then requested, and to the effect that there has not been filed with respect to the Leased Premises any federal tax or revenue lien, provided, however, that no such evidence shall be required with respect to any such lien which Tenant is disputing in accordance with the provisions of Section
10.01 hereof.

          (c) Whenever such restoration shall involve the construction of any foundation wall or any building wall, evidence, during the course of such construction by survey and a survey reading thereon, made by a duly licensed surveyor, that, other than as approved by Landlord, there are, as a result of such construction, no encroachments on adjoining property, no encroachments on any street, alley or avenue or easement for light and air, and no physical conditions that would render title to the Leased Premises unmarketable.

     Upon compliance with the foregoing provisions of this
Section 16.02 out of such insurance money there shall be paid to Tenant or the persons named in such certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be.

     If the insurance money at the time held by the recipient designated by Section 7.04 hereof, less the actual cost, fees and expenses, if any, incurred by Landlord in connection with the adjustment of the loss, shall be insufficient in the judgment of Landlord to pay the entire cost of such restoration, Tenant shall pay the deficiency to said recipient, prior to commencement or continuation of construction.

     Upon the receipt by said recipient of satisfactory evidence, of the character required by the foregoing provisions of this
Section 16.02, that the restoration has fully been completed and paid for in full and that there are no liens of the character referred to therein, and there is no default under the terms, conditions, covenants and agreements of this Lease which can be cured by the payment of money nor any default hereunder which has become an event of default, any balance of the insurance money at the time held by said recipient shall be paid to Tenant, unless such balance shall be due any Mortgagee under any mortgage or deed of trust.

          16.03     Except as otherwise expressly provided in
Section 16.04 hereof and subject to the limitations of applicable law, no destruction of, or damage to the Building or the Leased Premises or any part thereof by fire or any other cause shall permit Tenant to surrender this Lease or shall relieve Tenant from its obligations to pay the full base rent and additional rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Leased Premises or any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

          16.04 Anything contained in this Section to the contrary notwithstanding, if at any time during the last year of the initial term or any renewal term of this Lease any part of the Building shall be damaged or destroyed by fire or other casualty, act of god or other causes beyond the reasonable control of Tenant to such an extent that said damage or destruction cannot be repaired within one hundred twenty (120) days, and provided Tenant is not in default under its obligations set forth in Section 7 hereof, Tenant may, at its option, terminate this Lease within thirty (30) days after a determination of the existence of said right of termination. Tenant may exercise its option to terminate this Lease under this Section by serving upon Landlord at any time within said thirty
(30) day period a thirty (30) day written notice of Tenant's election to so terminate, without any liability on the part of Tenant to Landlord, except for the payment of base rent and all additional sums required to be paid by Tenant under the terms of this Lease up to the date of such termination and if requested in writing by Landlord, full performance by Tenant, at its sole cost and expense, of the work of demolition and removal of the remaining portions of the Building so damaged or destroyed and removal of all debris from the Land, provided, however, that insurance money paid as provided in Sections 7.04 and 16.02 hereof shall be applied, to the extent such funds are available for demolition and removal, to payment of the cost of such demolition and removal.

     In the event this Lease shall be terminated pursuant to the provisions of this Section, any insurance proceeds payable in connection with demolition and removal as set forth in the previous paragraph of this Section shall be payable solely to Landlord or to any Mortgagee.

     17. SALE OR ASSIGNMENT OF LANDLORD'S INTEREST. Landlord shall have the right at any time and from time to time during the term hereof, to sell or assign to any person all or any portion of its fee interest in the Leased Premises or any portion thereof, subject, however, to the leasehold estate of Tenant created hereby.

     18. CONDEMNATION. If, at any time during the term of this Lease, or any extension thereof, the whole of the Leased Premises, or a substantial portion thereof, shall be taken by exercise of the power of eminent domain, or by sale in lieu thereof, for any public or quasi-public use, this Lease shall terminate and expire on the date of transfer of possession to the taking authority and all rights of Tenant hereunder shall immediately cease and terminate. All rent, taxes and other charges payable hereunder shall be apportioned and paid at the time of such termination. For the purposes of this Section 18, a "substantial portion" of the Leased Premises shall be deemed to have been taken if the untaken portion cannot be reasonably economically used or converted for Tenant's use as permitted by this Lease. In the event of such taking and the termination of this Lease, Tenant shall receive compensation only for the taking and damages of Tenant's personal property and trade fixtures in, on or about the Leased Premises, if any there are, and the costs of removing and/or moving the same and/or such other compensation as is allowable by law to a tenant; provided, however, that notwithstanding anything herein contained, Landlord's compensation for the full fair market value of any and all land and improvements taken and/or damaged by reason of the severance thereof shall not be reduced or diminished in any event by reason of any compensation or damages which otherwise might be paid to Tenant. In the event that a portion of the Leased Premises less than a "substantial portion" as defined above be taken by the exercise of the power of eminent domain, or by sale in lieu thereof, this Lease shall not be terminated but shall continue in force and effect with no reduction in rental.

     19.  DEFAULT.

          19.01 The occurrence of any of the following events shall constitute a default and breach of this Lease by Tenant:

               (a)  Any failure by Tenant timely to pay the
rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant.

               (b)  [RESERVED]

               (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, further, that if the nature of such default is such that the same cannot reasonably be cured within such thirty-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

               (d)  The making by Tenant of any general
assignment for the benefit of creditors; the filing by or against a Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

          19.02 In the event of any such default by Tenant, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate in the manner specified herein. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

               (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

               (d)  Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus

               (e) Such other amounts in addition to or in lieu of the foregoing in as may be permitted from time to time by applicable Texas law.

     As used above, the "worth at the time of award" is computed by allowing interest at the rate of 10% per annum.

          19.03 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property, or any portion thereof, from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Under no circumstances shall Landlord be held liable in damages or otherwise by reason of any such re-entry or eviction or by reason of the exercise by Landlord of any other remedy provided in this Section. All property of Tenant which is stored by Landlord pursuant hereto may be redeemed by Tenant within thirty (30) days after Landlord takes possession thereof upon payment to Landlord in full of all obligations then due from Tenant to Landlord hereunder and of all costs incurred by Landlord in providing such storage. If Tenant fails so to redeem such property within said thirty (30) day period, Landlord may sell such property in any reasonable manner, and shall apply the proceeds of such sale actually collected first against the costs of storage and sale and then against any other obligation due from Tenant hereunder.

          19.04 In the event of the vacation or abandonment of the Leased Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 19.03 above or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in
Section 19.02 above, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Leased Premises. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that Landlord shall have no obligation to relet the Premises.

          In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the amount of rental received from such reletting during any month which is applied to the payment of rent hereunder be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          19.05 No reentry or taking possession of the Leased Premises by Landlord pursuant to Sections 19.03 or 19.04 of this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

          19.06 In the event of default by Tenant, Landlord shall have the right to change the locks to the Premises and to prevent Tenant's entry to the Premises in accordance with the provisions of Section 92.003 of the Texas Property Code as the same may be amended from time to time.

          19.07 Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

          19.08 Any legal action by Landlord to enforce any obligation of Tenant or in pursuance of any remedy hereunder shall be deemed timely filed if commenced at any time prior to one (1) year after the expiration of the term of this Lease or prior to four (4) years after the cause of action accrues, whichever period expires later.

          19.09 In any action of unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Leased Premises for the period of the unlawful detainer shall be deemed to be the greater of the amount of rent and additional charges reserved in this Lease for such period or the comparable period of the preceding year, unless Landlord or Tenant shall prove to the contrary by competent evidence.

          19.10 Tenant hereby waives any right of redemption or relief from forfeiture under any present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

          19.11 The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative, and, except as otherwise provided by Texas statutory law in force and effect at the time of the execution hereof, Landlord may pursue any or all of such rights and remedies, whether at the same time or otherwise.

          19.12 No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder.

          19.13 A failure by Landlord to observe and perform any provision of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof by the Tenant to Landlord, shall constitute a default by Landlord; provided, however, that if the nature of such default is such that the same cannot be reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be in default if Landlord shall within such time period commence such a cure and thereafter diligently prosecute the same to completion.

     20.  ASSIGNMENTS.

          20.01 Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Leased Premises to be occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, or sublet the Leased Premises or any portion thereof, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Any such sale, assignment, hypothecation or other transfer or subletting shall be subject in each instance to the provisions contained in Section 20.04. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Lease Premises;
(ii) the net worth and reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of his obligations under this Lease; (iv) such other factors as Landlord may reasonably deem relevant. The consent by Landlord to an assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or subtenant of the Leased Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing
Tenant or any assignee or subtenant of Tenant from any liability or obligation hereunder whether or not accrued. This Section 20 shall be fully applicable to all further sales, hypothecation, transfers, assignments and subleases of the Leased Premises, or any portion thereof, by any successor or assignee of Tenant, or any subtenant of the Leased Premises. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of Texas, is not deemed a public corporation, or is an unincorporated association, partnership or trust, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or trust in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Section 20. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Leased Premises. Tenant shall not transfer, assign, mortgage or hypothecate this Lease, or any interest therein, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord, which consent will not be unreasonably withheld.

          20.02     This prohibition against assigning or
subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, which term as used herein shall include, without limiting the generality of the foregoing, each of the following acts:

               (a) The transfer of this Lease, or any interest of Tenant therein by testacy or intestacy, excepting Tenant's children or spouse.

               (b)  If Tenant is or becomes bankrupt or
insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt, or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors.

               (c)  If a writ of attachment or execution is
levied on this Lease.

               (d) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Leased Premises.

     An assignment or subletting by operation of law shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     If a writ of attachment or execution is levied on this Lease, Tenant shall have fifteen (15) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

          20.03 If Tenant desires at any time to assign, hypothecate or otherwise transfer this Lease or to sublet the Leased Premises or any portion thereof, then at least forty-five
(45) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth (i) the name, address and business of the proposed subtenant or assignee; (ii) information (including references) concerning the character of the proposed subtenant or assignee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed subtenant or assignee; (iii) the consideration and all other material terms and provisions of the proposed sublease or assignment; and (iv) such reasonable information as Landlord may request concerning the financial condition, business background and qualifications of the proposed subtenant or assignee, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail and Landlord may reasonably withhold consent to any assignment or sublease until such information is provided to Landlord.

          20.04 If Tenant assigns or subleases, the following shall apply:

               (a) Tenant shall pay to Landlord as additional rent under the Lease the Landlord's Share (as defined below) of the Profit (as defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly.
As used herein, the term "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including, without limitation, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, but excluding any amounts paid to Tenant for goodwill, fixtures or sale of the business, less (B) reasonable costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease, real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. All such costs and expenses shall be confirmed in writing, and no payments made by Tenant to any person or entity related to Tenant shall be allowed as a cost and expense in determining the "Profit" on such transaction. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The
Profit in the case of a sublease of less than all the Leased Premises is the rent allocable to the subleased space as a percentage on a square footage basis. The "Landlord's Share" shall equal fifty percent (50%).

               (b)  Tenant shall provide Landlord a written
statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be consent to any further assignment or subletting. The breach of Tenant's obligation under this Section 20.04 shall be a material default of the Lease.

          20.05 No assignment or sublease of all or any portion of the Leased Premises shall affect or reduce any obligations of Tenant or rights of Landlord hereunder, and all obligations of Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or subletting had been made.

          20.06 Neither this Lease nor the Leased Premises hereby demised shall be mortgaged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Leased Premises or the rent payable thereunder.

          20.07 Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, dissolution, or liquidation shall constitute an assignment for purposes of this Lease.

          20.08 Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Leased Premises that is not in substantial compliance with the provisions of this
Section 20 shall be void and shall, at the option of Landlord, terminate this Lease.

          20.09 Notwithstanding any provision of this Section 20 to the contrary, Tenant shall have the right, at any time and from time to time during the term of this Lease, to encumber its estate in the Leased Premises pursuant to mortgages or deeds of trust (hereinafter referred to as a "Leasehold Mortgage") in favor of any life insurance company, bank, or other institutional lender (hereinafter referred to as a "Leasehold Mortgagee"), provided that notwithstanding any other form of notice, actual or constructive, no Leasehold Mortgage shall be binding upon Landlord in the enforcement of its rights and remedies herein and by law provided unless and until a copy thereof shall have been delivered to Landlord. Landlord and Tenant agree that so long as such Leasehold Mortgage is a lien on Tenant's estate in the Leased Premises, such Leasehold Mortgagee shall have all of the rights set forth in this Section.

               (a) If Tenant shall have delivered to Landlord prior written notice of the address of any Leasehold Mortgagee, Landlord will mail to the Leasehold Mortgagee a copy of any notice under this Lease at the time of giving such notice to Tenant, and will give to the Leasehold Mortgagee notice of any rejection of this Lease by the trustee in bankruptcy of Tenant or by Tenant as debtor in possession. No termination of this Lease or termination of Tenant's right of possession of the Leased Premises or reletting of the Leased Premises by Landlord predicated on the giving of any notice shall be effective unless Landlord gives to the Leasehold Mortgagee written notice or a copy of its notice to Tenant of such default or termination, as the case may be.

               (b) In the event of any default by Tenant under the provisions of this Lease, the Leasehold Mortgagee will have the same concurrent grace periods as are given Tenant for remedying such default or causing it to be remedied, plus, in each case, an additional period of thirty (30) days after the expiration thereof or after Landlord has served a notice or a copy of a notice of default upon the Leasehold Mortgagee, whichever is later.

               (c) In the event that Tenant shall default under any of the provisions of this Lease, the Leasehold Mortgagee, without prejudice to its rights against Tenant, shall have the right to make good such default within the applicable grace periods provided for in the preceding section of this Section whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Tenant is hereby required to do or perform, and Landlord shall accept such performance on the part of the Leasehold Mortgagee as though the same had been done or performed by Tenant. For such purpose Landlord and Tenant hereby authorize the Leasehold Mortgagee to enter upon the Leased Premises and to exercise any of Tenant's rights and powers under this Lease, and subject to the provisions of this Lease, under the Leasehold Mortgage.

               (d) The term "incurable default" as used herein means any default which cannot be reasonably cured by a Leasehold Mortgagee. The term "curable default" means any default under this Lease which is not an incurable default. In the event of any curable default under this Lease, and if prior to the expiration of the applicable grace period specified in Section 20.09(b), the Leasehold Mortgagee shall give Landlord written notice that it intends to undertake the curing of such default, or to cause the same to be cured, or to exercise its rights to acquire the leasehold interest of Tenant by foreclosure or otherwise, and shall immediately commence and then proceed with all due diligence to do so, whether by performance on behalf of Tenant of its obligations under this Lease, or by entry on the Leased Premises by foreclosure or otherwise, then Landlord will not terminate or take any action to effect a termination of this Lease or re-enter, take possession of or relet the Leased Premises or similarly enforce performance of this Lease so long as the Leasehold Mortgagee is, with all due diligence and in good faith, engaged in the curing of such default, or effecting such foreclosure, provided, however, that the Leasehold
Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if such default shall be cured. Nothing herein shall preclude Landlord from terminating this Lease with respect to any additional default which shall occur during the aforesaid period of forbearance and not be remedied within the period of grace, if any, applicable to any such additional default.

               (e) In the event that this Lease is terminated by Landlord on account of any incurable default or in the event Tenant's interest under this Lease shall be sold, assigned or transferred pursuant to the exercise of any remedy of the Leasehold Mortgagee, or pursuant to judicial proceedings, and if
(i) no rent or other charges shall then be due and payable by Tenant under this Lease, and (ii) the Leasehold Mortgagee shall have arranged to the reasonable satisfaction of Landlord to cure any curable default of Tenant under this Lease, then Landlord, within 30 days after receiving a written request therefor, which shall be given within 60 days after such termination or transfer and upon payment to it of all expenses, including attorney's fees, incident thereto, will execute and deliver a new lease of the Leased Premises to the Leasehold Mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, for the remainder of the term of this Lease, containing the same covenants, agreements, terms, provisions and limitations as are contained herein. Upon the execution and delivery of such new lease, the new tenant, in its own name or in the name of Landlord may take all appropriate steps as shall be necessary to remove Tenant from the Leased Premises, but Landlord shall not be subject to any liability for the payment of fees, including reasonable attorney's fees, costs or expenses in connection therewith; and said new tenant shall pay all such fees, including attorney's fees, costs and expenses or, on demand, make reimbursements therefor to Landlord.

               (f) In the event a default under the Leasehold Mortgage shall have occurred, the Leasehold Mortgagee may exercise, with respect to the Leased Premises, any right, power or remedy under the Leasehold Mortgage, which is not in conflict with the provisions of this Lease.

               (g)  This Lease may be assigned, without the
consent of Landlord, to or by the Leasehold Mortgagee or its nominee, pursuant to foreclosure or similar proceedings, or the sale, assignment or other transfer of this Lease in lieu thereof, or the exercise of any other right, power or remedy of the Leasehold Mortgagee, and any Leasehold Mortgagee shall be liable to perform the obligations herein imposed on Tenant only during the period it is in possession or ownership of the leasehold estate created hereby.

               (h) There shall be no merger of this Lease or any interest in this Lease nor of the leasehold estate created hereby, with the fee estate in the Leased Premises, by reason of the fact that this Lease or such interest therein, or such leasehold estate may be directly or indirectly held by or for the account of any person who shall hold the fee estate in the Leased Premises, or any interest in such fee estate, nor shall there be such a merger by reason of the fact that all or any part of the leasehold estate created hereby may be conveyed or mortgaged in a Leasehold Mortgage to a Leasehold Mortgagee who shall hold the fee estate in the Leased Premises or any interest of the Landlord under this Lease.

               (i) No surrender (except a surrender upon the expiration of the term of this Lease or upon termination by Landlord pursuant and subject to the provisions of this Lease) by Tenant to Landlord of this Lease, or of the Leased Premises, or any part thereof, or of any interest therein, and no termination of this Lease by Tenant shall be valid or effective, and neither this Lease nor any of the terms hereof may be amended, modified, changed or cancelled without prior written consent of the Leasehold Mortgagee.

               (j) The provisions of this Section are for the benefit of, and are to be enforceable by, the Leasehold
Mortgagee.

               (k) Notices, demands and requests from Landlord to the Leasehold Mortgagee shall be mailed to the address given to Landlord by registered mail and notices, demands and requests from the Leasehold Mortgagee to Landlord shall be mailed to the address specified in Section 24 of this Lease. Any such notice, demand or request shall be given in accordance with such Section.


               (l) Landlord hereby agrees that its statutory landlord's lien, arising under Texas law, shall be subordinate to any Leasehold Mortgage in favor of any Leasehold Mortgagee, and to any lien in favor of a vendor supplying equipment or trade fixtures to Tenant.

     21. RIGHTS OF MORTGAGEE. Landlord shall have the right at all times to mortgage or hypothecate its ownership of the Leased Premises and its lessor's interest in this Lease. At the option of the mortgagee of any mortgage or beneficiary of any deed of trust constituting a lien on all or part of the Leased Premises (said mortgagee or beneficiary being called herein the "Mortgagee"), this Lease shall be either (i) subject and subordinated to or (ii) prior to the lien of any mortgage placed on or against the Leased Premises on or against Landlord's interest or estate therein without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage, or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights and possession of Tenant hereunder be disturbed, if Tenant shall not then be in default in the payment of rent due or the performance of Tenant's other obligations hereunder. Upon the request of any Mortgagee, Tenant agrees to execute any amendment to this Lease which does not, in the reasonable opinion of Tenant's counsel, materially adversely affect Tenant's rights hereunder. Upon receipt of written request of Tenant to so do, Landlord shall obtain a non-disturbance agreement from the Mortgagee. Concurrently with the mutual execution and delivery of this Lease, Landlord shall deliver to Tenant a non-disturbance agreement from any existing Mortgagee or other lienholder.

     22. ESTOPPEL CERTIFICATES. At any time and from time to time, Landlord, on at least twenty (20) days prior written request by Tenant, and Tenant, on at least twenty (20) days prior written request by Landlord, will deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the date to which the rent and any other deposits or charges have been paid and stating whether or not, to the best knowledge of the party executing such certificate, the party requesting such statement is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the executing party may have knowledge.

     23. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     24. NOTICES. Whenever Landlord or Tenant shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Lease or with respect to the Leased Premises each such notice, demand, request or other communication shall be in writing and shall not be effective for any purpose unless the same shall be given or served by personal delivery to the party or parties to whom such notice, demand, request or other communication is directed or by mailing the same, in duplicate, to such party or parties by certified mail, postage prepaid, return receipt requested, addressed as follows:

    Landlord:                    With a Copy to:

    BAM Corporation              Gresham, Varner, Savage, Nolan &
    c/o William E. Rosenthal      Tilden
    4420 Overton Crest           3750 University Avenue,
    Fort Worth, TX 76109         Suite 610
                                 Riverside, CA 92501
                                      Attn:  Craig O. Dobler


                                 And With a Copy to:

                                 Michael S. Goodrich
                                 201 Main Street, Ste. 582
                                 Fort Worth, Texas  76102

    Tenant:

    KPR Holdings, L.P.
    c/o Foodbrands America, Inc.
    1601 N.W. Expressway
    Oklahoma City, OK 73118
    Attn:     R. Ralph Devening
              Chairman, President and
              Chief Executive Officer

or at such other address or addresses as Landlord or Tenant may from time to time designate by notice given by certified mail.

     Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the second business day following the date of such mailing.

     25. QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the rent and all other charges herein provided for and observing and keeping all covenants, agreements, and conditions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Leased Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord.

     26.  HAZARDOUS MATERIAL.

          26.01 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Texas or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) or any Texas statute or regulation, (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903) or any Texas statue or regulation, or (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or any Texas statute or regulation, and (vi) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified or supplemented.

          26.02 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, used in or about or disposed of from the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, stored and if necessary disposed of in a manner that complies with all laws relating to any such Hazardous Material so brought upon, used kept, stored in or about or disposed of from the Premises). Notwithstanding the forgoing, Landlord acknowledges that Tenant uses ammonia and oil in the normal course of its business, and agrees that Tenant may use ammonia and oil on the Premises as long as such substances are used only in the ordinary course of business, stored only in quantities required for the conduct of Tenant's business, and are used, stored and disposed of in accordance with all applicable laws. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of Premises conditions, or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take any actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

          26.03 It shall not be unreasonable for Landlord to withhold its consent to any proposed sublease or assignment if:
(a) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (b) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; and/or (c) the proposed assignee or sublessee is subjected to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

     27.  OPTION TO PURCHASE.

          27.01     Landlord grants to Tenant the option to
purchase ("Purchase Option") the Premises on the terms set forth on Exhibit "C", attached hereto and incorporated herein by reference, provided that the Purchase Option may not be exercised at any time when Tenant is in default.

     28.  MISCELLANEOUS.

          28.01 All rent and all other sums which may from time to time become due and payable by Tenant to Landlord under any of the provisions of this Lease shall bear interest from and after the due date thereof at the rate of 10% per annum.

          28.02 In all cases the language in all parts of this Lease shall be construed simply, according to its fair meaning and not strictly for or against Landlord or Tenant.

          28.03     The word titles underlying the article
designations contained herein are inserted solely for convenience and under no circumstances are they or any of them to be treated or construed as any part of this instrument.

          28.04 In any action or proceeding which either party may take to enforce such party's rights hereunder, whether prior to or after breach or termination, or to which such party may be made a party because of any matters arising or growing out of this Lease, and due to the act or default of the other, the party whose act or default caused the other party, without fault to become involved in such litigation, or who shall be defeated in such litigation, agrees to pay all costs incurred by the winning or other party therein, including reasonable attorneys' fees.

          28.05 If Tenant should remain in possession of the Leased Premises after the expiration of the term of this Lease and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

          28.06 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger of the estate herein demised and Landlord's reversionary interest and shall, at Landlord's sole option terminate any and all existing subleases or subtenancies or shall operate as an assignment to it of any and all such subleases or subtenancies.

          28.07 Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

          28.08 Tenant covenants at all times during the term of this Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq and any analogous legislation in Texas (collectively, the "Act"), to the extent that the Act applies to the Leased Premises and any activities thereon. Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Leased Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises, and Tenant agrees to indemnify and hold harmless Landlord from any liability, claims or damages arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom including, without limitation, attorneys' fees and court costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

          28.09 This Lease covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Leased Premises and all preliminary negotiations and agreements of every kind or nature whatsoever with respect to the Leased Premises; and no other person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Tenant acknowledges that it has read this Section and understands it to be a waiver of any right to rely on any representations or agreements not expressly set forth in this Lease.

          28.10 Subject to the provisions hereof, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and wherever a reference in this Lease is made to either of the parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the successors and assigns of such party, as if in every case so expressed.

          28.11     [RESERVED]

          28.12 Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          28.13 Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due under this Lease will cause Landlord to incur additional costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such additional costs include, without limitation, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of the mortgage or deed of trust covering the Premises. Therefore, if any installment of rent or any other sum due from Tenant shall not be received on the date that such amount shall be due, Tenant agrees to pay, and shall pay, to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount or prevent Landlord from exercising any or all of the other rights and remedies granted under this Lease.

          28.14 Tenant warrants that it has no dealings with any real estate broker or agent in connection with the negotiation of this Lease. Tenant shall indemnify and hold harmless Landlord against any claim for brokerage commission regarding this Lease.

          28.15 This Lease shall be construed and enforced in accordance with the laws of the State of Texas.

          28.16 Any actions or proceedings with respect to any matters arising under or growing out of this Lease shall be instituted and prosecuted only in courts located in the City of Fort Worth, County of Tarrant, State of Texas, and each party hereto expressly waives its right to cause any such actions or proceedings to be instituted or prosecuted elsewhere.

          28.17 This instrument may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          28.18 Except as expressly set forth herein, any approval required or permitted to be given by Landlord shall be deemed given unless written notice of denial of such approval is delivered to Tenant within thirty (30) days of Tenant's request for such approval, except that if Landlord reasonably requests from Tenant additional information regarding such approval prior to the expiration of such thirty (30) day period, the thirty (30) day period shall not be deemed to have begun until Landlord receives from Tenant such additional information as requested by Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease effective as of the day first written above.



                           Tenant

                           KPR HOLDINGS, L.P., a Delaware limited
                           partnership

                           By:  RKR-GP, INC.
                              Its:  General Partner

                           By:  (William E. Rosenthal)
                                Its:

                           And: (Joseph C. Penshorn)
                                Its: Treasurer

                           Landlord

                           BAM CORPORATION

                            By:  (William E. Rosenthal)
                              Its:


                            And: (Joseph C. Penshorn)
                              Its: Treasurer